Exhibit 99.1

Investor Relations Contact:
Mike Sullivan (408) 986-7977
mike_sullivan@amat.com

Media Contact:
Ricky Gradwohl (408) 235-4676
ricky_gradwohl@amat.com

APPLIED MATERIALS ANNOUNCES THIRD QUARTER 2026 RESULTS
•Record revenue $9.12 billion, up 25 percent year over year
•GAAP gross margin 50.3 percent and non-GAAP gross margin 50.4 percent
•GAAP EPS $3.17 and record non-GAAP EPS $3.50, up 43 percent and 41 percent year over year, respectively
•EPIC Center R&D partnerships expand to 11 engagements with leading chipmakers, universities and innovation partners
SANTA CLARA, Calif., Aug. 13, 2026 — Applied Materials, Inc. (NASDAQ: AMAT) today reported results for its third quarter ended July 26, 2026.
Third Quarter Results
Applied generated record revenue of $9.12 billion. On a GAAP basis, the company reported gross margin of 50.3 percent, record operating income of $3.08 billion or 33.7 percent of revenue, and earnings per share (EPS) of $3.17.
On a non-GAAP basis, the company reported gross margin of 50.4 percent, record operating income of $3.10 billion or 34.0 percent of revenue, and record EPS of $3.50.
The company generated record cash from operations of $3.04 billion and distributed $860 million to shareholders through $440 million in share repurchases and $420 million in dividends.
“Applied Materials delivered another record-breaking quarter, including the highest sequential revenue growth in the company’s history,” said Gary Dickerson, President and CEO. “As the rapid global adoption of AI drives unprecedented demand for our materials engineering solutions, we are further raising our Semiconductor Systems revenue expectations for calendar 2026 and are confident we will grow faster than the market this year. Based on the increased demand visibility we are receiving from our customers, we expect another strong growth year for Applied Materials in 2027.”
“Applied Materials achieved its 13th consecutive quarter of year-over-year gross margin expansion, demonstrating the increasing value we create by enabling better chips, systems and fab returns,” said Brice Hill, Senior Vice President and CFO. “We expect continued strong revenue growth in the second half of the calendar year, particularly in DRAM as well as leading-edge foundry-logic and advanced packaging. Looking further ahead, we are making additional manufacturing capacity investments to support projected demand through the end of the decade.”

Applied Materials, Inc.

Results Summary

	Q3 FY2026	Q3 FY2025	Change
	(In millions, except per share amounts and percentages)
Revenue	$9,115	$7,302	25%
Gross margin	50.3%	48.8%	1.5 points
Operating margin	33.7%	30.6%	3.1 points
Net income	$2,538	$1,779	43%
Diluted earnings per share	$3.17	$2.22	43%
Non-GAAP Results
Non-GAAP gross margin	50.4%	48.9%	1.5 points
Non-GAAP operating margin	34.0%	30.7%	3.3 points
Non-GAAP net income	$2,795	$1,989	41%
Non-GAAP diluted EPS	$3.50	$2.48	41%
Non-GAAP free cash flow	$2,330	$2,050	14%
A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Measures” section.
Recent Highlights
New Products and Technologies
•Introduced six new chipmaking systems for DRAM and advanced packaging.
•Enhanced Centura™ Prime™ Epi: selectively grows doped silicon germanium and silicon phosphorous in transistor source/drain regions, combining advanced strain engineering with precise doping control. The result is higher drive current and transistor efficiency, enabling faster, more power-efficient DRAM and high bandwidth memory (HBM).
•Opta™ Quad CMP: engineered specifically for advanced packaging, the Opta Quad continuously monitors wafer conditions during polish and dynamically adjusts in real time, improving within-wafer uniformity and total thickness variation control, which is particularly critical for hybrid bonding.
•Nokota™ VMax™ 2 ECD: high-precision copper plating across a broad range of applications for next-generation packaging, from TSV fill for 3D stacking to fine-pitch interconnects such as microbump formation. Nokota VMax 2 introduces Adaptive Pattern Tuning (APT), which dynamically shapes the electric field to correct for layout-driven variation and improve plating uniformity across the wafer.
•Producer™ Avila™ 2 PECVD: improves the mechanical stability of ultra-thin DRAM dies by depositing stress-balanced dielectric films around TSVs, enabling reliable stacking of 12, 16 and future high-layer-count HBM designs.
•VeritySEM™ 7AP Metrology: critical dimension eBeam metrology enables precise measurement of features on thick, heterogeneous and highly warped substrates common in HBM and chiplet architectures. VeritySEM AP systems automatically reconfigure to support a range of sizes and materials, while delivering sub-10nm sensitivity—orders of magnitude better than optical tools.
•SEMVision™ G7AP Defect Analysis: extends Applied’s leadership in eBeam defect analysis into advanced packaging, enabling high-resolution defect review and automated classification across silicon, organic and glass substrates. The system can accelerate yield learning by helping customers quickly distinguish critical defects from nuisance signals.

Applied Materials, Inc.

•Introduced new deposition and etch systems that help chipmakers extend scaling in logic and memory to deliver higher performance, improved energy efficiency and better manufacturing yield for next-generation AI chips.
•Centris™ Spectral™ SiN ALD: leverages innovative microwave plasma technology to deliver uniform silicon nitride deposition in challenging 3D structures.
•Producer™ Selectra™ Mo Etch: selectively removes molybdenum for wordline separation to enable 3D NAND scaling.
•Unveiled SENZ™, an integrated ambient visual platform that combines waveguide optics, light engine, sensing, vision correction and electronic dimming technology in a single system designed for AI-powered next-generation display smart glasses.
Corporate Initiatives
•Announced three additional EPIC Center partnerships. The EPIC Center is designed to dramatically reduce the time it takes to commercialize breakthrough technologies from early-stage research to full-scale manufacturing.
•Broadcom Inc. will join EPIC as an innovation partner to accelerate development of advanced chip packaging technologies critical to next-generation AI systems.
•The University of California, Berkeley will join the EPIC Center as a research collaborator. Working side by side with Applied’s scientists and engineers, UC Berkeley faculty and students will pursue high-impact research programs to accelerate the material and process innovations that are foundational to AI computing.
•SCREEN Semiconductor Solutions Co., Ltd. (SCREEN SPE) will join the EPIC Center as an innovation partner, bringing together SCREEN SPE’s expertise in wafer cleaning technology with Applied's leadership in materials engineering to develop co-optimized process solutions for the world’s most advanced chips.
•Expanded our manufacturing and R&D operations in Singapore to support the global build-out of AI infrastructure. The new US$500 million Tampines Campus more than doubles Applied’s advanced cleanroom capacity in Singapore and strengthens the company’s global manufacturing footprint.
•Announced a long-term joint development agreement with EssilorLuxottica to accelerate the commercialization of next-generation intelligent optical systems for augmented reality and AI-powered smart eyewear.
•Published our latest Impact Report highlighting how Applied is progressing toward its sustainability goals and helping reduce the resources required to manufacture the semiconductors and technologies that support more energy-efficient computing in use.

Applied Materials, Inc.

Business Outlook
Applied’s total revenue and non-GAAP diluted EPS for the fourth quarter of fiscal 2026 are expected to be as follows:

	Q4 FY2026
(In millions, except per share amounts)
Total revenue	$10,250	+/-	$500
Non-GAAP diluted EPS	$4.02	+/-	$0.20
This outlook for non-GAAP diluted EPS excludes known charges related to completed acquisitions of $0.01 per share, includes the normalized tax benefit of share-based compensation of $0.01 per share and includes a net income tax benefit related to intra-entity intangible asset transfers of $0.05 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax-related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.
Third Quarter Reportable Segment Information
Effective in the first quarter of fiscal 2026, management moved our 200-millimeter equipment business to Semiconductor Systems. The business was previously included in Applied Global Services. Additionally, effective in the first quarter of fiscal 2026, management began fully allocating corporate support costs to our operating segments. Prior-period numbers have been recast to conform to the current-year presentation. Display operating segment financial results are included in the Other category balances below.

Semiconductor Systems	Q3 FY2026	Q3 FY2025
(in millions, except percentages)
Revenue	$7,040	$5,564
Foundry, logic and other	67%	69%
DRAM	26%	22%
Flash memory	7%	9%
Gross margin	55.3%	53.4%
Operating income	$2,657	$1,837
Operating margin	37.7%	33.0%
Non-GAAP Results
Non-GAAP gross margin	55.4%	53.5%
Non-GAAP operating income	$2,673	$1,849
Non-GAAP operating margin	38.0%	33.2%

Applied Global Services	Q3 FY2026	Q3 FY2025
(in millions, except percentages)
Revenue	$1,781	$1,463
Gross margin	35.6%	33.8%
Operating income	$536	$400
Operating margin	30.1%	27.3%
Non-GAAP Results
Non-GAAP gross margin	35.6%	33.8%
Non-GAAP operating income	$536	$400
Non-GAAP operating margin	30.1%	27.3%

Other	Q3 FY2026	Q3 FY2025
(in millions)
Revenue	$294	$275
Cost of products sold and expenses	(412)	(279)
Operating income (loss)	$(118)	$(4)

Applied Materials, Inc.

Use of Non-GAAP Financial Measures
Applied provides investors with certain non-GAAP financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including, as applicable, certain items related to mergers and acquisitions; restructuring and severance charges and any associated adjustments; legal settlement charges; impairments of assets; gain or loss, dividends and impairments on strategic investments; certain income tax items; and other discrete adjustments. On a non-GAAP basis, the tax effect related to share-based compensation is recognized ratably over the fiscal year. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied's ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast and related slide presentation will be available at https://ir.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation and cash deployment strategies, our investment and growth strategies, our development of new products and technologies, the plans and expectations for the EPIC Center, legal matters, our business outlook for the fourth quarter of fiscal 2026 and beyond, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic, political and industry conditions, including changes in interest rates and prices for goods and services; global trade issues, changes in trade and export regulations, license requirements, and their interpretation, and our ability to obtain licenses or authorizations on a timely basis, if at all; changes in tariffs, any retaliatory measures, and our ability to mitigate the impact of tariffs; the effects of geopolitical turmoil or conflicts; demand for semiconductor chips and electronic devices; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; our ability to meet customer demand, and our suppliers’ ability to meet our demand requirements; the concentrated nature of our customer base; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; cybersecurity incidents affecting us or our suppliers, customers or vendors; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; acquisitions, investments and divestitures; changes in income tax laws; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; our ability to ensure compliance with applicable law, rules and regulations; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions that are at the foundation of virtually every new semiconductor and advanced display in the world. The technology we create is essential to advancing AI and accelerating the commercialization of next-generation chips. At Applied, we push the boundaries of science and engineering to deliver material innovation that changes the world. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Revenue	$9,115	$7,302	$24,037	$21,568
Cost of products sold	4,529	3,740	12,069	11,025
Gross profit	4,586	3,562	11,968	10,543
Operating expenses:
Research, development and engineering	1,100	901	3,055	2,653
Marketing and selling	249	224	704	646
General and administrative	162	204	515	667
Legal settlement	—	—	253	—
Restructuring charges	—	—	12	—
Total operating expenses	1,511	1,329	4,539	3,966
Income from operations	3,075	2,233	7,429	6,577
Interest expense	68	66	206	198
Interest and other income (expense), net	(100)	396	1,237	625
Income before income taxes	2,907	2,563	8,460	7,004
Provision for income taxes	369	784	1,090	1,903
Net income	$2,538	$1,779	$7,370	$5,101
Earnings per share:
Basic	$3.20	$2.23	$9.29	$6.32
Diluted	$3.17	$2.22	$9.22	$6.29
Weighted average number of shares:
Basic	794	798	794	807
Diluted	800	802	799	811

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	July 26, 2026	October 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$7,037	$7,241
Short-term investments	2,196	1,332
Accounts receivable, net	7,691	5,185
Inventories	6,564	5,915
Other current assets	1,607	1,208
Total current assets	25,095	20,881
Long-term investments	5,268	4,327
Property, plant and equipment, net	5,606	4,610
Goodwill	3,873	3,707
Purchased technology and other intangible assets, net	315	226
Deferred income taxes and other assets	3,365	2,548
Total assets	$43,522	$36,299
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,299	$100
Accounts payable and accrued expenses	5,787	5,333
Contract liabilities	3,271	2,566
Total current liabilities	10,357	7,999
Long-term debt	5,245	6,455
Income taxes payable	880	356
Other liabilities	1,414	1,074
Total liabilities	17,896	15,884
Total stockholders’ equity	25,626	20,415
Total liabilities and stockholders’ equity	$43,522	$36,299

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Nine Months Ended
	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Cash flows from operating activities:
Net income	$2,538	$1,779	$7,370	$5,101
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	151	113	413	321
Restructuring charges	—	—	12	—
(Gain) / loss and impairment on investments	229	(294)	(909)	(270)
Share-based compensation	169	158	545	512
Deferred income taxes	(49)	280	25	952
Other	(15)	10	(11)	(28)
Net change in operating assets and liabilities	14	588	(1,877)	(1,458)
Cash provided by operating activities	3,037	2,634	5,568	5,130
Cash flows from investing activities:
Capital expenditures	(707)	(584)	(1,988)	(1,475)
Cash paid for acquisitions, net of cash acquired	(87)	—	(262)	(29)
Proceeds from asset sale	—	—	6	33
Proceeds from sales and maturities of investments	1,351	793	4,585	3,937
Purchases of investments	(1,970)	(2,176)	(5,493)	(5,109)
Cash provided by (used in) investing activities	(1,413)	(1,967)	(3,152)	(2,643)
Cash flows from financing activities:
Proceeds from issuance of commercial paper	99	100	399	400
Repayments of commercial paper	—	(100)	(400)	(400)
Proceeds from common stock issuances	—	—	131	129
Common stock repurchases	(440)	(1,056)	(1,177)	(4,044)
Tax withholding payments for vested equity awards	(128)	(33)	(437)	(210)
Payments of dividends to stockholders	(420)	(368)	(1,150)	(1,019)
Payments of debt issuance costs	—	—	—	(2)
Cash used in financing activities	(889)	(1,457)	(2,634)	(5,146)
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	735	(790)	(218)	(2,659)
Cash, cash equivalents and restricted cash equivalents—beginning of period	6,359	6,244	7,312	8,113
Cash, cash equivalents and restricted cash equivalents — end of period	$7,094	$5,454	$7,094	$5,454

Reconciliation of cash, cash equivalents, and restricted cash equivalents
Cash and cash equivalents	$7,037	$5,384	$7,037	$5,384
Restricted cash equivalents included in deferred income taxes and other assets	57	70	57	70
Total cash, cash equivalents, and restricted cash equivalents	$7,094	$5,454	$7,094	$5,454

Supplemental cash flow information:
Cash payments for income taxes	$169	$436	$819	$1,269
Cash refunds from income taxes	$6	$4	$22	$79
Cash payments for interest	$73	$51	$192	$171

Applied Materials, Inc.

Additional Information

	Q3 FY2026	Q3 FY2025
Revenue by Geography (In millions)
United States	$1,367	$683
% of Total	15%	9%
Europe	$483	$160
% of Total	5%	2%
Japan	$839	$713
% of Total	9%	10%
Korea	$1,521	$1,160
% of Total	17%	16%
Taiwan	$2,025	$1,843
% of Total	22%	25%
Southeast Asia	$374	$195
% of Total	4%	3%
China	$2,506	$2,548
% of Total	28%	35%

Employees (In thousands)
Regular Full Time	38.9	36.1

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except percentages)	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Non-GAAP Gross Profit
GAAP reported gross profit	$4,586	$3,562	$11,968	$10,543
Certain items associated with acquisitions[1]	11	7	24	20
Non-GAAP gross profit	$4,597	$3,569	$11,992	$10,563
Non-GAAP gross margin	50.4%	48.9%	49.9%	49.0%
Non-GAAP Operating Income
GAAP reported operating income	$3,075	$2,233	$7,429	$6,577
Certain items associated with acquisitions[1]	16	11	37	34
Acquisition integration and deal costs	5	1	8	4
Legal settlement[2]	—	—	253	—
Restructuring charges[3]	—	—	12	—
Non-GAAP operating income	$3,096	$2,245	$7,739	$6,615
Non-GAAP operating margin	34.0%	30.7%	32.2%	30.7%
Non-GAAP Net Income
GAAP reported net income	$2,538	$1,779	$7,370	$5,101
Certain items associated with acquisitions[1]	16	11	37	34
Acquisition integration and deal costs	5	1	8	4
Legal settlement[2]	—	—	253	—
Restructuring charges[3]	—	—	12	—
Realized loss (gain), dividends and impairments on strategic investments, net	(7)	16	22	(11)
Unrealized loss (gain) on strategic investments, net	220	(314)	(949)	(288)
Foreign exchange loss (gain) related to purchase of strategic investment	—	—	—	23
Loss (gain) on asset sale	—	—	—	(44)
Income tax effect of share-based compensation[4]	10	7	(4)	1
Income tax effects related to intra-entity intangible asset transfers[5]	33	32	96	738
Resolution of prior years’ income tax filings and other tax items[6]	(46)	460	3	320
Income tax effect of non-GAAP adjustments[7]	26	(3)	132	(3)
Non-GAAP net income	$2,795	$1,989	$6,980	$5,875

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Charge of $253 million for settlement with the U.S. Commerce Department Bureau of Industry and Security to resolve a previously disclosed export controls compliance matter.

3	The restructuring charges related to a workforce reduction plan announced in the fourth quarter of fiscal 2025.

4	GAAP basis tax benefit related to share-based compensation is recognized ratably over the fiscal year on a non-GAAP basis.

5	Amount for the nine months ended July 27, 2025, included changes to the income tax provision of $94 million from amortization of intangibles and a $644 million remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

6	Amounts for the three and nine months ended July 27, 2025 included the impact of the recognition of a $410 million valuation allowance against deferred tax assets related to corporate alternative minimum tax credits.

7	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Non-GAAP Earnings Per Diluted Share
GAAP reported earnings per diluted share	$3.17	$2.22	$9.22	$6.29
Certain items associated with acquisitions	0.02	0.01	0.04	0.04
Acquisition integration and deal costs	0.01	—	0.01	—
Legal settlement	—	—	0.32	—
Restructuring charges	—	—	0.01	—
Realized loss (gain), dividends and impairments on strategic investments, net	(0.01)	0.02	0.02	(0.02)
Unrealized loss (gain) on strategic investments, net	0.31	(0.39)	(1.01)	(0.36)
Foreign exchange loss (gain) related to purchase of strategic investment	—	—	—	0.03
Loss (gain) on asset sale	—	—	—	(0.04)
Income tax effect of share-based compensation	0.02	0.01	—	—
Income tax effects related to intra-entity intangible asset transfers[1]	0.04	0.04	0.12	0.91
Resolution of prior years’ income tax filings and other tax items[2]	(0.06)	0.57	—	0.40
Non-GAAP earnings per diluted share	$3.50	$2.48	$8.73	$7.25
Weighted average number of diluted shares	800	802	799	811

1	Amount for the nine months ended July 27, 2025, included changes to the income tax provision of $0.12 per diluted share from amortization of intangibles and $0.79 per diluted share from a remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

2	Amounts for the three and nine months ended July 27, 2025 included a $0.51 per diluted share impact of the recognition of a valuation allowance against deferred tax assets related to corporate alternative minimum tax credits.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Nine Months Ended
(In millions, except percentages)	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Semiconductor Systems Non-GAAP Gross Profit
GAAP reported gross profit	$3,892	$2,970	$9,950	$8,845
Certain items associated with acquisitions[1]	11	7	24	20
Non-GAAP gross profit	$3,903	$2,977	$9,974	$8,865
Non-GAAP gross margin	55.4%	53.5%	55.0%	53.5%
Applied Global Services Non-GAAP Gross Profit
GAAP reported gross profit	$634	$494	$1,748	$1,407
Non-GAAP gross profit	$634	$494	$1,748	$1,407
Non-GAAP gross margin	35.6%	33.8%	34.9%	33.2%
Semiconductor Systems Non-GAAP Operating Income
GAAP reported operating income	$2,657	$1,837	$6,176	$5,479
Certain items associated with acquisitions[1]	16	11	37	34
Acquisition integration and deal costs	—	1	—	3
Legal settlement[2]	—	—	253	—
Non-GAAP operating income	$2,673	$1,849	$6,466	$5,516
Non-GAAP operating margin	38.0%	33.2%	35.6%	33.3%
Applied Global Services Non-GAAP Operating Income
GAAP reported operating income	$536	$400	$1,461	$1,114
Acquisition integration and deal costs	—	—	—	1
Non-GAAP operating income	$536	$400	$1,461	$1,115
Non-GAAP operating margin	30.1%	27.3%	29.2%	26.3%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Charge of $253 million for settlement with the U.S. Commerce Department Bureau of Industry and Security to resolve a previously disclosed export controls compliance matter.

Note: The reconciliation of GAAP and non-GAAP segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within other and included in consolidated operating income.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	July 26, 2026

GAAP provision for income taxes (a)	$369
Income tax effect of share-based compensation	(10)
Income tax effects related to intra-entity intangible asset transfers	(33)
Resolutions of prior years’ income tax filings and other tax items	46
Income tax effect of non-GAAP adjustments	(26)
Non-GAAP provision for income taxes (b)	$346

GAAP income before income taxes (c)	$2,907
Certain items associated with acquisitions	16
Acquisition integration and deal costs	5
Realized loss (gain), dividends and impairments on strategic investments, net	(7)
Unrealized loss (gain) on strategic investments, net	220
Non-GAAP income before income taxes (d)	$3,141

GAAP effective income tax rate (a/c)	12.7%

Non-GAAP effective income tax rate (b/d)	11.0%

UNAUDITED RECONCILIATION OF NON-GAAP FREE CASH FLOW

	Three Months Ended		Nine Months Ended
(In millions)	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Cash provided by operating activities	$3,037	$2,634	$5,568	$5,130
Capital expenditures	(707)	(584)	(1,988)	(1,475)
Non-GAAP free cash flow	$2,330	$2,050	$3,580	$3,655